Morgan Stanley Mid Cap Growth Fund
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased: Groupon Inc.
Purchase/Trade Date: 11/3/2011
Size of Offering/shares: 35,000,000
Offering Price of Shares: $20.00
Amount of Shares Purchased by Fund:  47,356
Percentage of Offering Purchased by Fund: 0.135
Percentage of Fund's Total Assets: 0.27
Brokers: Morgan Stanley, Goldman, Sachs & Co.,
Credit Suisse
Purchased from: Goldman Sachs

Securities Purchased: Linkedin Corp. Class A Common Stock
Purchase/Trade Date: 11/16/2011
Size of Offering/shares: 8,750,000 shares
Offering Price of Shares: $71.000
Amount of Shares Purchased by Fund: 13,763 shares
Percentage of Offering Purchased by Fund: 0.157
Percentage of Fund's Total Assets: 0.29
Brokers: Morgan Stanley, BofA Merrill Lynch, JP Morgan,
Allen & Company LLC, UBS Investment Bank
Purchased from: JP Morgan

Securities Purchased: Nexon Co. Ltd.
Purchase/Trade Date: 12/5/2011
Size of Offering/shares: 70,100,000 shares
Offering Price of Shares: Y1,300
Amount of Shares Purchased by Fund: 59,105 shares
Percentage of Offering Purchased by Fund:  0.084
Percentage of Fund's Total Assets: 0.29
Brokers:  Morgan Stanley, Nomura, Goldman Sachs
International, Barclays Capital
Purchased from: Nomura Securities

Securities Purchased: Zynga Inc.
Purchase/Trade Date: 12/15/2011
Size of Offering/shares: 100,000,000 shares
Offering Price of Shares: $10.000
Amount of Shares Purchased by Fund: 189,577 shares
Percentage of Offering Purchased by Fund: 0.190
Percentage of Fund's Total Assets: 0.60
Brokers:  Morgan Stanley, Goldman, Sachs & Co., BofA Merrill
Lynch, Barclays Capital, J.P. Morgan, Allen & Company LLC
Purchased from: Goldman Sachs

Securities Purchased: Zynga Inc.
Purchase/Trade Date: 3/28/2012
Size of Offering/shares: 42,969,153 shares
Offering Price of Shares: $12.000
Amount of Shares Purchased by Fund: 73,149 shares
Percentage of Offering Purchased by Fund: 0.170
Percentage of Fund's Total Assets: 0.25
Brokers:  Morgan Stanley, Goldman, Sachs & Co., BofA
Merrill Lynch, Barclays Capital, J.P. Morgan, Allen
& Company LLC
Purchased from: Goldman Sachs